Exhibit 99.1

EXECUTION VERSION

CHARTER COMMUNICATIONS, INC.

400 Atlantic Street

Stamford, CT 06901

December 23, 2016

Advance/Newhouse Partnership

5823 Widewaters Parkway

East Syracuse, NY 13057

Attention:     Steven A. Miron

Re: A/N Participation in Charter Share Repurchases

Ladies and Gentlemen:

With reference to our recent discussions concerning certain matters, this letter (together with Annex A hereto, this “Letter”) confirms our agreement to be legally bound as follows:

1.	The parties hereto shall complete the transactions set forth on Annex A hereto on the terms set forth therein (i) in the case of the transactions contemplated by Sections II and III of Annex A, as promptly as practicable after the date hereof, and (ii) in the case of Section I of Annex A, from time to time.

2.	Capitalized terms used and not otherwise defined in this Letter shall have the respective meanings ascribed to such terms in (i) that certain Exchange Agreement, dated as of May 18, 2016, between, among others, Charter Communications, Inc. (“Charter Corp”), Charter Communications Holdings, LLC (“Charter Holdings”) and Advance/Newhouse Partnership (“A/N”), (ii) that certain Proxy and Right of First Refusal Agreement, dated as of May 18, 2016, between Liberty Broadband Corporation (“Liberty”), A/N and, for the limited purposes set forth therein, Charter Corp and (iii) that certain Second Amended and Restated Stockholders Agreement, dated as of May 23, 2015, between, among others, Charter Corp, A/N and Liberty, as the case may be.

3.	This Letter shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflict of laws principles thereof to the extent that such principles would direct a matter to another jurisdiction.

4.

Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Letter exclusively in the Court of Chancery of the State of Delaware (the “Chosen Court”), and solely in connection with claims arising under this Letter (a) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Court, (c) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party hereto and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with paragraph 5. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Letter. Each of the parties hereto agrees that a final judgment in any lawsuit, action or other proceeding arising out of or relating to this Letter brought in the Chosen Court shall be conclusive and binding upon each of the parties hereto and may be enforced in any other courts the jurisdiction of which each of the parties is or may be subject, by suit upon such judgment.

5.	Any notice hereunder shall be made in writing by overnight courier, personal delivery, email or facsimile (but only if a printed confirmation of such facsimile transmission is promptly received by the sender), in each case to:

If to Charter Communications, Inc.:

Charter Communications, Inc.

400 Atlantic Street

Stamford, CT 06901

Attention:	Richard R. Dykhouse
Telephone:	(203) 905-7908
Facsimile:	(203) 564-1377
Email:	Rick.Dykhouse@charter.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	Steven A. Cohen
DongJu Song
Telephone:	(212) 403-1000
Facsimile:	(212) 403-2000
Email:	sacohen@wlrk.com
dsong@wlrk.com

If to Advance/Newhouse Partnership:

Advance/Newhouse Partnership

5823 Widewaters Parkway

East Syracuse, NY 13057

Attention:	Steven A. Miron
Telephone:	(315) 438-4130
Facsimile:	(315) 463-4127
E-Mail:	sam@advancenewhouse.com

with a copy (which shall not constitute notice) to:

Sabin, Bermant & Gould LLP

One World Trade Center – 44th Floor

New York, New York 10007

Attention:	Andrew P. Kransdorf
Telephone:	(212) 381-7137

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Facsimile:	(212) 381-7201
Email:	akransdorf@sabinfirm.com

and to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:	Brian E. Hamilton
Telephone:	(212) 558-4801
Facsimile:	(212) 291-9067
Email:	hamiltonb@sullcrom.com

6.	This Letter, together with the documents referenced herein, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and verbal, between the parties with respect to the subject matter hereof.

[Signature Page Follows]

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Sincerely,

CHARTER COMMUNICATIONS, INC.

By:	/s/ Richard R. Dykhouse
	Name:	Richard R. Dykhouse
	Title:	Executive Vice President, General Counsel & Corporate Secretary

Received and Acknowledged:

ADVANCE/NEWHOUSE PARTNERSHIP

By:	/s/ Steven A. Miron
Name: Steven A. Miron
Title: Chief Executive Officer

[Letter Agreement re: A/N Exchange and Buybacks]

Annex A

A/N Participation in Charter Share Repurchases

I.	Steps for A/N Participation in Charter Share Repurchases

1.	Charter Corp, Charter Holdings and A/N (on behalf of itself and each other A/N Party) hereby agree on the following standing bilateral share repurchase agreement.

2.	Assumption: monthly and automatic participation by A/N, subject to Liberty’s ROFR to the extent applicable.

3.	In each calendar month, Charter Corp may conduct share repurchases from the public, including without limitation:

a.	in open-market purchases and/or pursuant to privately negotiated transactions during open trading windows/non-blackout periods; and/or

b.	pursuant to a Rule 10b5-1 plan and/or Rule 10b-18 plan during open and/or closed trading windows (repurchases conducted pursuant to clauses (a) and/or (b), “Qualifying Repurchases”).

4.	On the business day following the end of each calendar month, Charter Corp will provide notice (each, a “Charter Repurchase Notice”) to A/N of:

a.	the number of shares of Class A Common Stock repurchased in Qualifying Repurchases by Charter Corp during such calendar month (other than from A/N or any other A/N Party) (the “Monthly Repurchased Shares”);

b.	the basic number of outstanding shares of Class A Common Stock as of the start of such calendar month (other than any shares held by A/N or any other A/N Party) (the “Beginning Monthly Share Balance”);

c.	the number of shares of Class A Common Stock held by the A/N Parties or represented by Common Units and preferred units in Charter Holdings held by the A/N Parties on an as-exchanged, as-converted basis as of the start of such calendar month (the “A/N Total Shares”);

d.	the average price at which the Monthly Repurchased Shares were repurchased by Charter Corp during such calendar month, which shall be calculated as: the quotient of (x) the aggregate purchase price paid for the Monthly Repurchased Shares divided by (y) the number of Monthly Repurchased Shares (such price, the “Average Public Per Share Repurchase Price”); and

e.	the number of shares of Class A Common Stock or Common Units that, subject to Liberty’s exercise of its ROFR, the A/N Parties would be obliged to sell back to Charter Corp or Charter Holdings, which number shall be calculated as the product of (x) the quotient of (I) the Monthly Repurchased Shares divided by (II) the Beginning Monthly Share Balance, multiplied by (y) the A/N Total Shares (such product, the “Potential Repurchase Shares”). The A/N Parties have the right to designate whether the Potential Repurchase Shares are shares of Class A Common Stock and/or Common Units held by the A/N Parties.

5.	No later than fifteen (15) calendar days following the receipt of each Charter Repurchase Notice, A/N will provide Liberty with a ROFR Notice pursuant to Section 3(b)(i) of the Proxy Agreement and provide a copy thereof to Charter Corp at the same time. The ROFR Notice will include the price per share at which Liberty must purchase the shares that it elects to purchase pursuant to the Proxy Agreement, i.e. the simple average of the VWAPs of Class A Common Stock for each of the two (2) full trading days immediately prior to the date of the ROFR Notice (such price, the “ROFR Per Share Purchase Price”).

6.	Following receipt of the ROFR Notice, Liberty has three (3) trading days to elect to exercise the ROFR by providing A/N with a Liberty Notice pursuant to Section 3(b)(ii) of the Proxy Agreement.

7.	On the business day after receipt of a Liberty Notice or Liberty’s rejection (or, if Liberty does not provide a Liberty Notice or rejection, on the fourth (4th) trading day following A/N’s delivery of the ROFR Notice), A/N will provide notice to Charter Corp (the “A/N Repurchase Notice”) of:

a.	the number of shares (if any) that Liberty has elected to purchase pursuant to Liberty’s ROFR (the “Liberty Elected Shares”);

b.	the number of shares (if any) to be repurchased by Charter Corp pursuant to this share repurchase agreement (which number shall be equal to the difference between (x) the Potential Repurchase Shares minus (y) the Liberty Elected Shares, and is referred to hereinafter as the “Actual Repurchase Shares”); and

c.	the A/N Parties’ designation whether the Potential Repurchase Shares (if any) shall consist (in whole or in part) of (x) shares of Class A Common Stock held by the A/N Parties at such time and/or (y) Common Units held by the A/N Parties at such time.

8.	To the extent that Liberty exercises the ROFR (whether in whole or in part):

a.	To the extent that Liberty exercises the ROFR with respect to Common Units in accordance with the Proxy Agreement, Charter Holdings will settle the exchange of the applicable number of Common Units (which will correspond to the number of Liberty Elected Shares) in cash at the ROFR Per Share Purchase Price pursuant to and subject to the provisions of the Exchange Agreement and Section 4.9 of the Stockholders Agreement (and the Tax Receivables Agreement) on a closing date determined in accordance with the Proxy Agreement, and Charter Corp and Charter Holdings will report the transaction for U.S. federal income tax purposes as if the Common Units so exchanged were sold to Charter Corp or another member of the Charter Group by A/N in a transaction that will be considered a “disguised sale” of partnership interests as described in Section 2.1(g) of the Exchange Agreement (and will treat subsequent comparable transactions consistently with the foregoing), unless otherwise required pursuant to a

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“determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of applicable Law).

b.	For the avoidance of doubt, to the extent that the A/N Parties have designated the Potential Repurchase Shares to consist of shares of Class A Common Stock rather than Common Units and Liberty has exercised the ROFR, the A/N Parties will sell and transfer such shares of Class A Common Stock to Charter Corp and Charter Corp will sell an equivalent number of shares of Class A Common Stock to Liberty, in each case for cash at the ROFR Per Share Purchase Price on a closing date determined in accordance with the Proxy Agreement.

c.	As a result, to the extent Liberty exercises the ROFR for any applicable month, the A/N Parties will not participate in the Charter Corp repurchase program for such applicable month (because, to the extent that Liberty exercises the ROFR, it will have pre-empted the Charter Corp repurchase).

9.	To the extent that Liberty does not exercise the ROFR (whether in whole or in part):

a.	On the business day after A/N provides the A/N Repurchase Notice to Charter Corp (the “Repurchase Closing Date”), Charter Holdings will settle the exchange of the applicable number of Common Units (which will correspond to the number of Actual Repurchase Shares) pursuant to and subject to the provisions of the Exchange Agreement (and the Tax Receivables Agreement, if applicable) in cash at the Average Public Per Share Repurchase Price.

b.	For the avoidance of doubt, to the extent that the A/N Parties have designated the Potential Repurchase Shares to consist of shares of Class A Common Stock rather than Common Units, the applicable A/N Party will sell and transfer a number of shares of Class A Common Stock equal to such number of Actual Repurchase Shares to Charter Corp for cash at the Average Public Per Share Repurchase Price on the Repurchase Closing Date.

c.	In connection with any repurchase of Common Units or Class A Common Stock, A/N will provide to Charter Holdings or Charter Corp, as applicable, substantially similar representations and warranties and appointment as attorney of A/N as provided in the last two paragraphs of the Exchange Notice provided pursuant to part III hereof (with appropriate changes to give effect to the repurchase rather than an exchange).

10.	Termination: Following the date hereof, once Charter shall have repurchased shares or units from the A/N Parties pursuant to Sections I and/or II of this Annex A for an aggregate purchase price of $537 million, the standing share repurchase agreement set forth herein shall terminate or be suspended immediately after the occurrence of the first Repurchase Closing to occur following the delivery by (i) Charter Corp to A/N or (ii) by A/N to Charter Corp of written notice of termination or suspension (each, a “Termination Notice” or “Suspension Notice”, as applicable), except that if the number of Potential Repurchase Shares for such Repurchase Closing would be zero (0), such termination or suspension shall be effective immediately upon the delivery of such Termination Notice or Suspension Notice, as applicable.

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II.	Previous Repurchases

1.	On the business day following the execution of the Letter, Charter Corp will provide to A/N a Charter Repurchase Notice with respect to shares of Class A Common Stock that have been repurchased by Charter Corp from the public since September 12, 2016, until the date of such Charter Repurchase Notice, and the parties will comply with the provisions of Section I above for such repurchased shares and such period as though such period was a monthly period, provided, however, that, notwithstanding the foregoing, the repurchase of Common Units or shares of Class A Common Stock pursuant to this Section II shall be settled at the simple average of the VWAPs of Class A Common Stock for each of the two (2) full trading days immediately prior to the date of the Charter Repurchase Notice, and A/N and Charter Holdings will settle the repurchase on or prior to December 30, 2016.

III.	2016 Exchange of Common Units

1.	No later than December 27, 2016, A/N will deliver an Exchange Notice to Charter Holdings pursuant to Section 2.1(a) of the Exchange Agreement to exchange $537 million worth of Common Units (or the nearest whole number of Common Units) in Charter Holdings for shares of Class A Common Stock.

a.	Charter Holdings agrees to elect to settle the exchange of the applicable number of Common Units in shares of Class A Common Stock rather than cash.

b.	A/N and Charter Holdings will settle the exchange pursuant to the Exchange Agreement procedures for share settlement, but in any event on or prior to December 30, 2016.

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